UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2006

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1111 Louisiana
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1111 Louisiana
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE
SIGNATURE

Item 8.01. Other Events.
     As previously reported, CenterPoint Energy Resources Corp. (CERC), the natural gas subsidiary of CenterPoint Energy, Inc., is seeking approval from the Minnesota Public Utilities Commission (MPUC) to recover the cost of natural gas purchased for delivery to customers of its Minnesota Gas division. In the application, Minnesota Gas seeks to recover approximately $21 million in costs for gas purchased from July 1, 2000 through June 30, 2004. The $21 million arose as a result of revisions to the calculation of unrecovered purchased gas costs previously approved by the MPUC, and recovery of this amount is dependent upon obtaining a waiver from MPUC rules. On November 9, 2006, the MPUC considered Minnesota Gas’s application and voted to deny the waiver. Although a formal order from the MPUC is not expected for several weeks, if the formal order follows the MPUC’s indicated decision to deny recovery of the costs incurred prior to July 1, 2004 and if the MPUC does not reconsider that ruling to allow recovery of such costs, CERC will be required to take a pre-tax charge to earnings in the amount of $21 million. Although no prediction can be made as to the ultimate outcome of this matter, CERC expects to appeal any decision that precludes recovery of the cost of this gas, which was delivered to Minnesota Gas customers and for which Minnesota Gas has never been paid.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: November 15, 2006	By:	/s/ James S. Brian

James S. Brian
Senior Vice President and Chief Accounting Officer
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: November 15, 2006	By:	/s/ James S. Brian

James S. Brian
Senior Vice President and Chief Accounting Officer